UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2025, Shelley Thunen notified RxSight, Inc. (the “Company”) of her intention to transition from her position as the Company’s Chief Financial Officer (and principal financial and accounting officer), effective upon the sooner of the appointment of her successor as Chief Financial Officer or January 31, 2026. Ms. Thunen has agreed to support the Company as a consultant subsequent to the transition. The Company thanks Ms. Thunen for her contributions to the Company.

In connection with Ms. Thunen’s resignation, the Company expects to enter into a transition agreement and release of claims (the “Transition Agreement”) and a consulting agreement with Ms. Thunen, effective as of her employment separation date, pursuant to which she will provide certain transition services for the Company (the “Consulting Agreement”).

Pursuant to the Transition Agreement, Ms. Thunen will remain eligible to receive an annual cash bonus based on corporate performance in fiscal 2025, as determined by the Board of Directors of the Company (upon the recommendation of the Compensation Committee), as well as her base salary through the date of the transition.

Pursuant to the Consulting Agreement, in consideration for the services to be performed by Ms. Thunen, Ms. Thunen will be paid non-refundable retainers of $15,000 for each of January, February and March 2026, which retainers will be paid to Ms. Thunen if her consulting agreement is terminated by the Company without cause prior to March 31, 2026. Ms. Thunen will also be paid an hourly rate of $500 for her services to the Company under the Consulting Agreement. Ms. Thunen’s outstanding stock options will continue to vest pursuant to their original terms while she continues to provide services to the Company under the Consulting Agreement. The term of the Consulting Agreement is scheduled to end on December 31, 2026.

Item 7.01. Regulation FD Disclosure.

On December 22, 2025, the Company issued a press release announcing the pending transition of Ms. Thunen as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	RxSight, Inc. Press Release dated December 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date: December 22, 2025	By:	/s/ Ron Kurtz, M.D.
Ron Kurtz, M.D. Chief Executive Officer and President